                                                                   Exhibit 10.10

                                 CONSULTING AGREEMENT


       THIS AGREEMENT, dated as of September 1, 1998 is between Gemini II, Inc. (the "Company"), and Benchmark Equity Group, Inc., a Delaware corporation (the "Consultant").

                                    WITNESSETH:

       WHEREAS, the Consultant is a founding shareholder of the Company;

       WHEREAS, the Company has agreed to engage the Consultant to provide the Company with strategic advice related to the Company's overall business strategy, including financial and strategic planning, corporate planning and entry to capital markets;

       WHEREAS, the Consultant has agreed to provide such services upon the terms and for the consideration described herein;

       WHEREAS, the Company and the Consultant now desire to memorialize their agreement in formal written agreement.

       NOW THEREFORE, in consideration of the mutual promises and benefits to be derived from this Agreement, the Company and the Consultant hereby agree as follows:

1.     APPOINTMENT; SERVICES.

       (a) Effective upon September 1, 1998 the Company retains Consultant to render management consulting services, as described below, to the Company for a period terminating on September 1, 2000 (the "Term").

       (b) During the Term, Consultant shall render to the Company management consulting advice in the areas of strategic planning, business strategy, corporate planning, administration, entry to capital markets and such other related management services as shall reasonably be requested by the Board of Directors of the Company in connection with the operation of the business of the Company.

2.     PAYMENTS TO CONSULTANT.

       The Company shall pay to Consultant the following:


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       (a)    The Company shall reimburse Consultant for all reasonable expenses incurred by the Consultant on behalf of the Company during the Term based upon the Schedule of Fees attached to this Agreement. Such expenses will be paid within 30 days after receipt by the Company of evidence of such expenses but shall accrue until receipt by the Company of the proceeds of any form of equity or debt financing the amount of $500,000 or more.

       (b) The Consultant will receive a monthly fee of fourteen thousand dollars ($14,000.00) for each month during the Term, which shall accrue until such time as the Company receives the proceeds of any form of equity or debt financing in the amount of $500,000 or more, at which time the Company shall make payment to the Consultant.

5.     CONFIDENTIAL INFORMATION.

       The parties hereto recognize that the Company desires to preserve its specialized knowledge, trade secrets, and confidential information. The strength and goodwill of the Company is derived from the specialized knowledge, trade secrets, and confidential information generated from experience with the activities undertaken by the Company and its subsidiaries. The disclosure of this information and knowledge to competitors would be beneficial to them and detrimental to the Company, as would the disclosure of information about the marketing practices, pricing practices, costs, profit margins, design specifications, analytical techniques, and similar items of the Company and its subsidiaries. By reason of his being a Consultant to the Company, Consultant has or will have access to, and will obtain, specialized knowledge, trade secrets and confidential information about the Company's operations and the operations of its subsidiaries, which operations extend through the United States. Therefore, Consultant hereby agrees as follows, recognizing that the Company is relying on these agreements in entering into this Agreement:

       (a) During and after the Term, Consultant will not use, disclose to others, or publish any inventions or any confidential business information about the affairs of the Company, including but not limited to confidential information concerning the Company's products, methods, engineering designs and standards, analytical techniques, technical information, customer information, employee information, and other confidential information acquired by him in the course of his past or future services for the Company. Consultant agrees to hold as the Company's property all memoranda, books, papers, letters, formulas and other data, and all copies thereof and therefrom, in any way relating to the Company's business and affairs, whether made by him or otherwise coming into his possession, and on termination of his employment or on demand of the Company, at any time, to deliver the same to the Company within twenty four hours of such termination or demand. Notwithstanding anything to the contrary construed herein, however, Consultant shall have the right to disseminate confidential information regarding the Company to prospective investors, whether in the Company or in an entity intending to combine with the Company.

       (b) During the Term, Consultant will not induce any employee of the Company to leave the Company's employ or hire any such employee (unless the Board of Directors of the


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Company shall have authorized such employment and the Company shall have consented thereto in writing).

6.     INDEMNIFICATION.

       The Company will indemnify Consultant (and its legal representatives or other successors) to the fullest extent permitted by the laws of the State of Delaware, against all costs, charges and expenses whatsoever incurred or sustained by Consultant and its legal representatives and employees in connection with any action, suit or proceeding to which Consultant (or Consultant's legal representatives, successors, employees or agents) may be made a party by reason of his being or having been a director, officer, employee, consultant or agent of the Company or any of its subsidiaries.

7.     ARBITRATION OF DISPUTES, LITIGATION EXPENSES.

       (a) Any controversy or claim arising out of or relating to any acts or omissions of either party hereto or any of the Company's officers, directors, agents, affiliates, associates, employees or controlling persons shall be settled by arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In such arbitration proceedings, the parties shall be entitled to any and all remedies that would be available in the absence of this Section and the arbitrators, in rendering their decision, shall follow the substantive laws that would otherwise be applicable. The parties acknowledge that the subject matter of this Agreement is of unique value to Consultant and agree that Consultant shall have the right to specific enforcement of this Agreement. Notwithstanding the foregoing in order to preserve the status quo pending the resolution an injunctive or equitable nature, any party, as required by this Section, may simultaneously or thereafter seek a temporary restraining order or preliminary injunction from a court of competent jurisdiction pending the outcome of the arbitration. Any arbitration held pursuant to this Section shall be held in Houston, Texas.

       (b) In the event of any litigation or other proceeding between the Company and the Consultant with respect to the subject matter of this Agreement and the enforcement of the rights hereunder, the losing party shall reimburse the prevailing arty for all of his/its reasonable costs and expenses, as well as any forum fees, relating to such litigation or other proceeding, including without limitation, his/its reasonable attorneys' fees and expenses, provided that such litigation or proceeding results in a

              (i)    final settlement requiring payment to the prevailing party;
or

              (ii)   final judgment.


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8.     ADVERTISEMENT.

       The Company agrees that the Consultant has the right, after successful consummation of any private or public financing, merger or acquisition to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company. Such expense shall not be reimbursable under paragraph 2 hereof.

9.     SURVIVAL OF OBLIGATIONS.

       The obligations of the parties under Sections 6 and 7 of this Agreement shall survive the termination for any reason of this Agreement (whether such termination is by the Company, by the Consultant, upon the expiration of this Agreement or otherwise).

10.    SEVERABILITY.

       In case any one or more of the provisions or part of the provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect to any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other jurisdiction or any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible. In furtherance and not in limitation of the foregoing, the Company and Consultant each intend that the covenants contained in Sections 4 and 5 shall be deemed to be a series of separate covenants, one for each county of the State of Texas and one for each and every other state, territory or jurisdiction of the United States and any foreign country set forth therein. If, in any judicial proceeding, a court shall refuse to enforce any of such separate covenants, then such enforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings. If, in any judicial proceeding, a court shall refuse to enforce any one or more of such separate covenants because the total time thereof is deemed to be excessive or unreasonable, then it is the intent of the parties hereto that such covenants, which would otherwise be unenforceable due to such excessive or unreasonable period of time, be enforced for such lesser period of time as shall be deemed reasonable and not excessive by such court.

11.    ENTIRE AGREEMENT, AMENDMENT.

       This Agreement contains the entire agreement between the Company and the Consultant with respect to the subject matter thereof. This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom any amendment waiver, change, modification or discharge is sought.


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12.    NOTICES.

       All notices, request demands and other communications hereunder shall be in writing and shall be deemed to have duly given if delivered or mailed, postage prepaid, first class as follows:

 To the Company:                                To the Consultant:

 Gemini II, Inc                                 Benchmark Equity Group, Inc.
 700 Gemini, Suite 100                          700 Gemini, Suite 100
 Houston, TX 77058                              Houston, TX  77058
 ATTN: Chris Efird, President                   ATTN: Frank M. DeLape,
                                                President

and/or to such other persons and addresses as any party shall have specified in writing to the other.

13.    ASSIGNABILITY.

       This Agreement shall be assignable by either party on the express consent of the other and shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties.

14.    GOVERNING LAW.

       This Agreement shall be governed by and construed under the laws of the State of Delaware.

15.    WAIVER AND FURTHER AGREEMENT.

       Any waiver of any breach of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

16.    HEADING OF NO EFFECT.

       The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.


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       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



GEMINI II, INC.



By:   /s/ Christopher H. Efird
      -----------------------------------
      Chris Efird, President





BENCHMARK EQUITY GROUP, INC.


By:   /s/ Frank M. DeLape
      -----------------------------------
      Frank M. DeLape, President


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                                  SCHEDULE OF FEES


 Duplicating                            $0.10 per page

 Laser Printing                         $0.10 per page

 Postage                                Cost

 Telephone,  Courier  and  Express      At  rates  reported  by  the provider,
 Delivery Services                      without  the  benefit of any volume or
                                        negotiated discounts

 Travel Expenses and Meals for the      Cost
 benefit of the Company

 Secretarial Overtime                   $7.50 per hour


Consultant has the right to modify the foregoing fee schedule upon notice to the client.






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

                              AMENDMENT NUMBER ONE
                                       TO
                              CONSULTING AGREEMENT

This Amendment Number One (this "Agreement"), dated June 1, 1999, to that certain Consulting Agreement (the "Consulting Agreement") dated as of September 1, 1998 by and between Gemini II, Inc. ("OmniLynx") and Benchmark Equity Group, Inc. ("Consultant") amends the Consulting Agreement as follows:

1. As of June 1, 1999, Consultant shall be reimbursed in an amount up to $165,000 in respect of its expenses accrued under the Consulting Agreement to that date.
2. From June 1, 1999, Consultant hereby waives, and shall no longer be entitled to receive, its $14,000 monthly consulting fee. Consultant shall continue to be entitled to reimbursement for its expenses under the
     Consulting Agreement.

IN WITNESS WHEREOF, each party has duly executed this Amendment Number One as of the date first set forth herein.

BENCHMARK EQUITY GROUP, INC.


By:  /s/ Frank M. DeLape
    ----------------------------------
    Frank M. DeLape, President and CEO


GEMINI, INC.


By:  /s/ Christopher H. Efird
    ----------------------------------
    Christopher H. Efird, President


                              AMENDMENT NUMBER TWO
                                      TO
                              CONSULTING AGREEMENT

This Amendment Number Two (this "Amendment"), dated June 24, 1999, to that certain Consulting Agreement (the "Consulting Agreement") dated as of September 1, 1998 by and between Gemini II, Inc. ("OmniLynx") and Benchmark Equity Group, Inc. ("Consultant") amends the Consulting Agreement as follows:

1. As of June 1, 1999, Consultant shall be reimbursed in an amount up to $105,000 in respect of its expenses accrued under the Consulting Agreement to that date.
2. Consultant hereby waives, and shall no longer be entitled to receive, any monthly consulting fee. Consultant shall continue to be entitled to reimbursement for its expenses under the Consulting Agreement.

IN WITNESS WHEREOF, each party has duly executed this Amendment Number Two as of the date first set forth herein.

BENCHMARK EQUITY GROUP, INC.


By: /s/ Frank M. DeLape
    ----------------------------------
    Frank M. DeLape, President and CEO


GEMINI II, INC.


By: /s/ Christopher H. Efird
    ----------------------------------
    Christopher H. Efird, President